                                                                   EXHIBIT 10.10


                       COMMON STOCK AND PROMISSORY NOTE
                     ASSIGNMENT AND TRANSFER INSTRUCTIONS


     The undersigned, Paul G. Allen, Vulcan Ventures Incorporated ("Vulcan Ventures") and Mercata, Inc. (the Company) agree as follows:

                                   Recitals

     Whereas, the Company borrowed an aggregate principal amount of three million six hundred thousand dollars ($3,600,000) from Paul G. Allen pursuant to promissory notes, dated October 13, 1998, December 22, 1998 and February 1, 1999 (the "Notes");

     Whereas, the Company has sold an aggregate of four million (4,000,000) shares of the Company's Common Stock to Paul G. Allen (the "Outstanding Common Stock");

     Whereas, the Paul G. Allen wishes to assign and transfer the Outstanding Common Stock and the Notes to Vulcan Ventures Incorporated ("Vulcan Ventures") in connection with the Series A Preferred Stock financing and recaptialization of the Company; and

     Whereas, the Company is in the process of completing a financing in which Vulcan Ventures will purchase fourteen million (14,000,000) shares of the Company's Series A Preferred Stock (the "Series A Stock") at a per share price of one dollar and five cents ($1.05) per share with the following consideration:
(i) cancellation of the Notes; (ii) exchange of three million (3,000,000) shares of the Outstanding Common Stock with a current fair market value of ten cents ($0.10) per share and an aggregate current fair market value of three hundred thousand dollars ($300,000); and (iii) payment of ten million eight hundred thousand dollars ($10,800,000) cash (less a credit for the accrued but unpaid interest on the Notes owed by the Company at the time of cancellation); and

     Whereas, as the result of the transfer of the Outstanding Common Stock and/or the Notes to Vulcan Ventures or the creation of a second class of stock by the Company, the Company will cease being a Subchapter S corporation.

                                   Agreement

1.   Assignments from Paul G. Allen to Vulcan Ventures.

     (a) Common Stock. For Value Received, Paul G. Allen hereby assigns and transfers unto Vulcan Ventures, the Outstanding Common Stock of the Company standing in the name Paul G. Allen on the books of the Company represented by Certificate No. C-1 attached hereto as Exhibit A and do hereby irrevocably constitute and appoint the Secretary of the Company attorney to transfer the said stock on the books of the Company with full power of substitution in the premises.

                                       1.

     (b) Promissory Notes. For Value Received, Paul G. Allen hereby assigns and transfers unto Vulcan Ventures the Notes, together with any accrued but unpaid interest thereon, represented by the Promissory Notes attached hereto as Exhibit B and hereby irrevocably constitute and appoint the Secretary of the Company attorney to transfer the Notes on the books of the Company with full power of substitution in the premises.

2.   Instructions of Vulcan Ventures to the Company.

     (a) Common Stock. In consideration for and effective upon the sale by the Company to Vulcan Ventures of the Series A Stock, Vulcan Ventures hereby sells, assigns and transfers to the Company three million (3,000,000) shares of the Outstanding Common Stock as part of the consideration for the shares of Series A Preferred Stock of the Company and instructs the Company to issue a stock certificate representing the remaining one million (1,000,000) shares of the Outstanding Common Stock in the name of Vulcan Ventures Incorporated. Vulcan Ventures hereby irrevocably constitute and appoint the Secretary of the Company attorney to transfer in accordance with these instructions the said stock on the books of the Company with full power of substitution in the premises.

     (b) Promissory Notes. In consideration for and effective upon the sale by the Company to Vulcan Ventures of the Series A Stock, Vulcan Ventures hereby sells, assigns and transfers to the Company the Notes, together with any accrued but unpaid interest thereon, to the Company for cancellation as part of the consideration for the shares of Series A Preferred Stock of the Company.

3.   Representations and Warranties of Vulcan Ventures.

     (a) Investment Representations. Vulcan Ventures understands that the Outstanding Common Stock has not been registered under the Securities Act. Vulcan Ventures also understands that the Outstanding Common Stock is being transferred pursuant to an exemption from registration contained in the Securities Act based in part upon Vulcan Ventures' representations contained in the Agreement. Vulcan Ventures hereby represents and warrants that Vulcan Ventures is (a) acquiring the Outstanding Common Stock for Vulcan Ventures' own account for investment only, and not with a view towards their distribution; and
(b) an accredited investor within the meaning of Regulation D under the Securities Act.

     (b) Restrictions on Transfer. Each certificate representing Outstanding Common Stock shall be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE

                                       2.

     COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

4. Waiver of Right of First Refusal. The Company hereby waives the right of first refusal (and any related rights to notice) under Article XIV of the Bylaws of the Company as it applies to the transfer of the Outstanding Common Stock from Paul G. Allen to Vulcan Ventures.

                 [Remainder of  Page Intentionally Left Blank]

                                       3.

     In Witness Whereof, the parties hereto have executed these Common Stock and Promissory Note Assignment and Transfer Instructions as of March ___, 1999.
This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

/s/ Paul G. Allen
----------------------------------------
Paul G. Allen

Vulcan Ventures Incorporated


By: /s/ [Illegible]
   -------------------------------------
Name/Title: Vice President
            ----------------------------

Mercata, Inc.

By: /s/ Jon Engman
    ------------------------------------

Name/Title: VP, Secretary & Treasurer
           -----------------------------


Exhibit A:  Common Stock Certificate C-1
Exhibit B:  Promissory Note, dated October 13, 1998
            Promissory Note, dated December 22, 1998
            Promissory Note, dated February 1, 1999

                                       4.

                                   Exhibit A

                        [Common Stock Certificate C-1]

                                       5.

                                   Exhibit B

                   [Promissory Note, dated October 13, 1998
                   Promissory Note, dated December 22, 1998
                    Promissory Note, dated February 1, 1999]

                                       6.